EXHIBIT 21

3M COMPANY AND CONSOLIDATED SUBSIDIARIES (PARENT AND SUBSIDIARIES)

AS OF DECEMBER 31, 2007

		Percentage of
		Voting Securities
	Organized Under	Beneficially Owned
Name of Company	Laws of	by Registrant
Registrant — 3M Company	Delaware
Consolidated subsidiaries of the Registrant:
CUNO Incorporated	Delaware	100
Dyneon LLC	Delaware	100
3M Financial Management Company	Delaware	100
3M Innovative Properties Company	Delaware	100
3M Investment Management Corporation	Delaware	100
HighJump Software, LLC	Delaware	100
Riker Laboratories, Inc.	Delaware	100
3M Unitek Corporation	California	100
3M Health Information Systems, Inc.	Maryland	100
3M Touch Systems, Inc.	Massachusetts	100
CUNO Engineered Products, Inc.	Minnesota	100
3M Precision Optics, Inc.	Ohio	100
3M Argentina S.A.C.I.F.I.A.	Argentina	100
CUNO Pacific Pty Ltd.	Australia	100
3M Australia Pty. Limited	Australia	100
3M Oesterreich GmbH	Austria	100
3M Belgium S.A./N.V.	Belgium	100
3M Europe S.A.	Belgium	100
Seaside Insurance Limited	Bermuda	100
3M do Brasil Limitada	Brazil	100
3M Canada Company	Canada	100
3M China Limited	China	100
3M International Trading (Shanghai) Co., Ltd.	China	100
3M Material Technology Co., Ltd.	China	100
3M Optical System Mfg. Co.	China	100
3M A/S	Denmark	100
Suomen 3M Oy	Finland	100
CUNO Filtration SAS	France	100
3M France, S.A.	France	100
Laboratories 3M Sante SAS	France	100
Dyneon GmbH & Co. KG	Germany	100
3M Unitek GmbH	Germany	100
3M Deutschland GmbH	Germany	100
3M ESPE AG	Germany	100
3M German Holdings GmbH	Germany	100
3M Hong Kong Limited	Hong Kong	100
3M India Limited	India	76
3M Italia S.p.A.	Italy	100
Nadco Japan Limited	Japan	100
Kyuno Kabushiki Kaisha Sumitomo	Japan	100
3M Limited	Japan	75
Yamagata 3M Limited	Japan	75
3M HealthCare Limited	Japan	87.5
3M Korea Health and Safety Limited	Korea	100
3M Korea Limited	Korea	100
3M Asset Management S.a.r.l.	Luxembourg	100
3M Global Capital S.a.r.l.	Luxembourg	100
3M Malaysia SDN. BHD	Malaysia	100
3M Mexico, S.A. de C.V.	Mexico	100
3M Corporate Services B.V.	Netherlands	100
3M Nederland B.V.	Netherlands	100
3M (New Zealand) Limited	New Zealand	100
3M Norge A/S	Norway	100

EXHIBIT 21 (continued)

	Percentage of
	Voting Securities
	Organized Under	Beneficially Owned
Name of Company	Laws of	by Registrant
Registrant — 3M Company	Delaware
Consolidated subsidiaries of the Registrant:
3M Poland Sp z.o.o.	Poland	100
3M Puerto Rico, Inc.	Puerto Rico	100
CUNO Filtration Asia Pte. Ltd.	Singapore	100
3M Singapore Private Limited	Singapore	100
3M Technologies Private Limited	Singapore	100
3M South Africa (Proprietary) Limited	South Africa	100
3M Espana, S.A.	Spain	100
3M Svenska AB	Sweden	100
3M (East) A.G.	Switzerland	100
3M (Schweiz) A.G.	Switzerland	100
3M Taiwan Limited	Taiwan	100
3M Taiwan Optronics Corp.	Taiwan	100
3M Thailand Limited	Thailand	100
3M Sanayi VE Ticaret AS	Turkey	100
3M Russia	Russia	100
3M Gulf Ltd.	United Arab Emirates	100
Security Printing and Systems Ltd.	United Kingdom	100
3M Health Care Ltd.	United Kingdom	100
3M United Kingdom PLC	United Kingdom	100
3M United Kingdom Holdings PLC	United Kingdom	100
3M Manufacturera Venezuela, S.A.	Venezuela	100

NOTE: Subsidiary companies excluded from the above listing, if considered in the aggregate, would not constitute a significant subsidiary.